Techwell Techwell Overview Overview March 2010 Company Confidential Exhibit 99.1

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Company Confidential
The tender offer for the outstanding shares of common stock of Techwell, Inc. “Techwell”) has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Intersil Corporation and an indirect wholly-owned subsidiary of Intersil Corporation will file a tender offer statement on Schedule TO with the Securities and
Exchange Commission, and Techwell will file a solicitation/recommendation statement on Schedule
14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by Techwell’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Techwell’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.
Securities Law Disclosure and Additional
Information

Company Confidential

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Company Confidential
Techwell
• Public company: Nasdaq (TWLL)
• Designs, market and sells mixed signal
ICs that enable conversion of analog
video signals to digital form and
perform advanced digital video
processing to facilitate the display,
storage and transport of video content.
• Headquartered in San Jose, CA.  Approximately 207 people
world wide:
– Design resources and Sales presence: San Jose, Chicago, Tokyo, Seoul,
Chengdu, Shanghai, Shenzen, and Taipei
– Manufacturing resources: San Jose and Taipei
• CY2010 Financial Projections (street consensus): $88M
Revenue, 60.2% GM, and 25.8% Operating Income.
• Acquisition expected to close in next 30-45 days.

Company Confidential

the EVOLUTION of ANALOG™

Korea	Taiwan	Japan	China	USA/Europe
IDIS	AV TECH	MITSUBISHI ELECTRIC Security Solutions	HIKVISION	GE Security
HiTRON	YOKO	Panasonic	CSST	BOSCH
ARGUS SYSTEMS GROUP	EverFocus®	HITACHI	alhua	Honeywell
SAMSUNG		SANYO	TMvideo	SIEMENS
LG	FUHO®	ELMO	汉邦高科 HANBANGGAOKE	Dallmeier
ITX		Ikegami		DEDICATED MICROS

intersil®

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Company Confidential
Techwell – Leader in Video Surveillance
• Video Surveillance
– Applications: embedded and stand alone DVRs (digital video recorders), NVRs
(network video recorders)
– Used knowledge to develop targeted cost-effective decoder architecture
– 70% Market Share.  Extremely strong position in Asia.
– Continues to differentiate by adding more channels and more functions
– Competitors include: TI, NEXTCHIP, NXP, ST
– Customers include:

Company Confidential

Security Surveillance Market
Techwell’s $$ Content Per System Continues to Grow
4-in-1
Video
Decoders
Multi
Channel
CODEC
CPU
&
Peripherals
4-in-1
Audio
ADCs
Local Monitor
December 4, 2008: Techwell Releases World’s First Advanced Single Chip
16-Channel HD Controller for Standard and Hybrid DVR Security Systems
Hard Drive
Surveillance
Cameras
2009/2010 Techwell SAM per System
Up to $3.50 per channel in 2009
Generic DVR Block Diagram
Multiplexer
Network
Multi Channel Display
Processor

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Company Confidential
Techwell – Emerging Position Automotive
Infotainment
• Automotive
– Applications: Front console, silver box radio, rear view mirror, and rear seat displays
– Leveraged extensive knowledge of TV broadcast, analog video standards, and advanced digital video processing
– Integrated solution: video decoder, ADC, scalar/deinterlacer, image enhancement, TCON, LED controller, CCFL controller,
MCU
– Competition includes: Discrete implementation, ADI, OKI
– Current revenue mostly aftermarket.  Auto subsystem and auto manufacture revenue ramps in 2010

Company Confidential

Automotive Display Market
Leveraging Techwell’s Mixed Signal Video and LCD Display Technology
LCD Panel
LCD Panel
TCON
Analog /
Digital RGB
NTSC/PAL
Video
Decoder
Scalar/
Deinterlacer
Triple ADC
Image
Enhancement
TCON
MCU
LCD Display Module
Navigation / DVD
Engine
Back-Up Camera
Module
Game Console
DVD Player
LED
Controller
CCFL
Controller

the EVOLUTION of ANALOG™

intersil®

Techwell™

intersil®

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Company Confidential
Complementary Capabilities
Video Decoder
Video Decoder
Technology
Technology
Security Surveillance &
Security Surveillance &
Automotive Infotainment
Automotive Infotainment
Advanced
Advanced
Technology
Technology
Broad Product
Broad Product
Portfolio
Portfolio
Mixed Signal Expertise
Mixed Signal Expertise
Power & Analog/
Power & Analog/
Mixed Signal Solutions
Mixed Signal Solutions
New Customers
New Customers
in AsiaPac & Japan
in AsiaPac & Japan
Global
Global
Customers
Customers
Global Sales &
Global Sales &
Distribution
Distribution
Additional Familiarity
Additional Familiarity
with Customers in China
with Customers in China

Company Confidential

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Company Confidential
Techwell – Intersil:  The Combination is a
Good Match
• Technology and Innovation
– Extensive system level understanding
– Mixed signal capability
– Integration with CPUs
• Product Line
– Complements Intersil’s existing video offering with virtually no overlap
– Ability to pull through Intersil products (both AMS & Power)
• Strategic
– Intersil’s vision is be recognized as the leader in high performance analog and the best analog and mixed signal IC company in the world.  Techwell’s #1 position in market adds to this image.
– Intersil has goal to be $1B+ in sales. Techwell’s revenue stream accelerates the time we reach this mark.
– Intersil’s gross margin target is 58% moving to 60%.  With Techwell’s margins at 61%, it adds to our gross margin.
– Techwell is financially well managed. With the combined entity, it is immediately accretive.
– Acquisition significantly increases Intersil’s headcount in AsiaPac region, which is a high revenue growth area.

Company Confidential

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Company Confidential
What We Need from You
• Communicate to your teams why this is good for both
Intersil and Techwell
• As you interface with Techwell employees, you
represent our Intersil brand: culture, values, products.
• During integration:
– Be sensitive to differences
– Be helpful, provide direction
– Seek guidance
• Before acquisition closes: integration and training
planning

Company Confidential

Company Confidential
Integration Team Pointers
• Be positive regarding acquisition and company fit with Intersil
• Accentuate positive stories regarding past acquisitions
• Respond quickly to phone calls, etc. from counter parts at Techwell
• Look for opportunities to incorporate acquired company’s “best practices”
• Be conscious and sensitive to company cultural differences when discussing topics and issues
• Do not make promises or commitments that have not been approved by appropriate levels of management
• Do not overwhelm company with large groups of Intersil employees
• Ensure the appropriate confidentiality is maintained throughout process
• Follow approved process for contacting Techwell employees
• If approved to visit a Techwell location, before visiting, get a briefing on work environment, cultural issues, etc.
• Establish clear and concise objectives/outcomes regarding meetings, visits, etc.
Pointers that to individuals who may be involved in continuing due diligence and integration process
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Company Confidential